EX-23.1
                            CONSENT OF ACCOUNTANTS

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
World Am, Inc.

We consent to the incorporation by reference in this registration statement on Form 8-8 POS of our independent registered public accounting firm's report dated March 21, 2005 (except for Note 14, as to which the date is April 6, 2005) in World Am, Inc.'s (formerly known as World Am Communications, Inc.) Form 10-KSB for the fiscal year ended December 31, 2004, as amended by Form 10-KSB/A, and to all references to our firm included in this registration statement.


/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
October 14, 2005